                                LEASE AGREEMENT





          BOWLING GREEN - WARREN COUNTY INDUSTRIAL AUTHORITY IV, INC.


                                      and


                                KERR GROUP, INC.

           BOWLING GREEN-WARREN COUNTY INDUSTRIAL AUTHORITY IV, INC.
                                KERR GROUP, INC.
                                LEASE AGREEMENT
                               TABLE OF CONTENTS


ARTICLE 1 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
       DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                (a) Acquisition and Construction Costs. . . . . . . . . . .   1
                (b) Additional Consideration. . . . . . . . . . . . . . . .   2
                (c) Business Days . . . . . . . . . . . . . . . . . . . . .   2
                (d) Design/Builder. . . . . . . . . . . . . . . . . . . . .   2
                (e) Design/Builder Contract . . . . . . . . . . . . . . . .   2
                (f) Expiration Date . . . . . . . . . . . . . . . . . . . .   3
                (g) Hazardous Material. . . . . . . . . . . . . . . . . . .   3
                (h) Improvements. . . . . . . . . . . . . . . . . . . . . .   3
                (i) Extension Terms. . . . . . . . . . . . . . . . . . . .    3
                (j) Initial Term . . . . . . . . . . . . . . . . . . . . .    3
                (k) Land. . . . . . . . . . . . . . . . . . . . . . . . . .   3
                (l) Landlord . . . . . . . . . . . . . . . . . . . . . . .    3
                (m) Lenders . . . . . . . . . . . . . . . . . . . . . . . .   3
                (n) Lease Year. . . . . . . . . . . . . . . . . . . . . . .   3
                (o) Loan Documents. . . . . . . . . . . . . . . . . . . . .   3
                (p) Loans . . . . . . . . . . . . . . . . . . . . . . . . .   4
                (q) Plans and Specifications. . . . . . . . . . . . . . . .   4
                (r) Premises. . . . . . . . . . . . . . . . . . . . . . . .   4
                (s) Rent Commencement Date. . . . . . . . . . . . . . . . .   4
                (t) Term. . . . . . . . . . . . . . . . . . . . . . . . . .   4

ARTICLE 2 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
       DEMISE OF PREMISES . . . . . . . . . . . . . . . . . . . . . . . . .   4

ARTICLE 3 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
       CONSTRUCTION OF IMPROVEMENTS . . . . . . . . . . . . . . . . . . . .   5
                (a) Construction. . . . . . . . . . . . . . . . . . . . . .   5
                (b) Construction Supervision. . . . . . . . . . . . . . . .   5
                (c) Excess Costs. . . . . . . . . . . . . . . . . . . . . .   6

ARTICLE 4 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
       USE OF PREMISES; HAZARDOUS MATERIALS . . . . . . . . . . . . . . . .   6
                (a) Use . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                (b) Hazardous Material. . . . . . . . . . . . . . . . . . .   6

ARTICLE 5 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
       INITIAL LEASE TERM; POSSESSION;. . . . . . . . . . . . . . . . . . . . .   9
       OPTION FOR EXTENSION TERM(S) . . . . . . . . . . . . . . . . . . . . . .   9
                (a) Term; Effective Date. . . . . . . . . . . . . . . . . . . .   9
                (b) Possesion . . . . . . . . . . . . . . . . . . . . . . . . .   9

ARTICLE 6 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
       RENT; OPTION TO PURCHASE . . . . . . . . . . . . . . . . . . . . . . . .   9
                (a) Absolute Triple Net Lease . . . . . . . . . . . . . . . . .   9
                (b) Base Rent . . . . . . . . . . . . . . . . . . . . . . . . .  10
                (c) Payment . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                (d) Option to Purchase. . . . . . . . . . . . . . . . . . . . .  11

ARTICLE 7 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
       RESTRICTION ON TRANSFER; TERMINATION BY TENANT . . . . . . . . . . . . .  12
                (a) Transfer of Landlord's Interest . . . . . . . . . . . . . .  12
                (b) Termination by Tenant; Landlord's Cure Period . . . . . . .  13

ARTICLE 8 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
       MAINTENANCE OF LEASE PREMISES. . . . . . . . . . . . . . . . . . . . . .  13
                (a) Maintenance . . . . . . . . . . . . . . . . . . . . . . . .  13

ARTICLE 9 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
       INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                (a) Public Liability Insurance. . . . . . . . . . . . . . . . .  14
                (b) Property Damage, Physical Damage
                    and Fire Insurance. . . . . . . . . . . . . . . . . . . . .  14
                (c) Builders Risk Insurance . . . . . . . . . . . . . . . . . .  15
                (d) Limitations . . . . . . . . . . . . . . . . . . . . . . . .  15
                (e) Certificates of Insurance . . . . . . . . . . . . . . . . .  15
                (f) Mortgagee Policy. . . . . . . . . . . . . . . . . . . . . .  15
                (g) Insurer's Waiver of Subrogation . . . . . . . . . . . . . .  16

ARTICLE 10. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
       ALTERATIONS; IMPROVEMENTS. . . . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE 11. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
       ASSIGNMENT; SUBLETTING; ALIENATION . . . . . . . . . . . . . . . . . . .  17

ARTICLE 12. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
       INDEMNITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                (a) By Tenant . . . . . . . . . . . . . . . . . . . . . . . . .  17
                (b) By Landlord . . . . . . . . . . . . . . . . . . . . . . . .  18

ARTICLE 13. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
       DEFAULT; TERMINATION OF LEASE BY LANDLORD; REMEDIES. . . . . . . . . . .  19
                (a) Termination at End of Term. . . . . . . . . . . . . . . . .  19
                (b) Default By Tenant . . . . . . . . . . . . . . . . . . . . .  19
                (c) Re-Entry. . . . . . . . . . . . . . . . . . . . . . . . . .  20
                (d) Acceleration of Rent. . . . . . . . . . . . . . . . . . . .  20
                (e) Effect of Termination . . . . . . . . . . . . . . . . . . .  21

ARTICLE 14. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
       HOLDOVER; SURRENDER OF PREMISES. . . . . . . . . . . . . . . . . . . . .  21
                (a) Holdover . . . . . . . . . . . . . . . . . . . . . . . . .   21
                (b) Surrender. . . . . . . . . . . . . . . . . . . . . . . . .   21
                (c) Landlord's Inspection. . . . . . . . . . . . . . . . . . .   22

ARTICLE 15. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
       NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

ARTICLE 16. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
       UTILITIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

ARTICLE 17. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
       TAXES AND ASSESSMENTS. . . . . . . . . . . . . . . . . . . . . . . . . .  24

ARTICLE 18. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
       DESTRUCTION BY FIRE OR CASUALTY. . . . . . . . . . . . . . . . . . . . .  25
                (a) Partial Damage. . . . . . . . . . . . . . . . . . . . . . .  25
                (b) Substantial Damage. . . . . . . . . . . . . . . . . . . . .  25
                (c) Personalty Proceeds . . . . . . . . . . . . . . . . . . . .  26
ARTICLE 19. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
       CONDEMNATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                (a) Taking. . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                (b) Compensation Award. . . . . . . . . . . . . . . . . . . . .  27

ARTICLE 20. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
       SUBORDINATION, ATTORNMENT AND NONDISTURBANCE . . . . . . . . . . . . . .  27
                (a) Tenant's Instruments. . . . . . . . . . . . . . . . . . . .  27
                (b) Landlord's Instruments. . . . . . . . . . . . . . . . . . .  28

ARTICLE 21. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
       ACCESS TO LEASED PREMISES. . . . . . . . . . . . . . . . . . . . . . . .  28
                (a) By Landlord . . . . . . . . . . . . . . . . . . . . . . . .  28
                (b) By Prospective Tenants. . . . . . . . . . . . . . . . . . .  28

ARTICLE 22. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
       PARTIES' REMEDIES CUMULATIVE;
       NO WAIVER OR FORBEARANCE; SEVERABILITY . . . . . . . . . . . . . . . . .  29

ARTICLE 23. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
       LANDLORD'S COVENANT OF QUIET ENJOYMENT . . . . . . . . . . . . . . . . .  30

ARTICLE 24. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
       TENANT'S COVENANTS AND DISCLOSURES . . . . . . . . . . . . . . . . . . .  30
                (a) Employees . . . . . . . . . . . . . . . . . . . . . . . . .  30
                (b) Compliance Review Disclosures . . . . . . . . . . . . . . .  31
                (c) Financial Disclosure. . . . . . . . . . . . . . . . . . . .  31
                (d) Improvements Constructed by Tenant. . . . . . . . . . . . .  31
                (e) Jobs Incentive Program. . . . . . . . . . . . . . . . . . .  32

ARTICLE 25. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
       INTEREST ON PAST DUE OBLIGATIONS . . . . . . . . . . . . . . . . . . . .  32

ARTICLE 26. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
       TITLES OF ARTICLES . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

ARTICLE 27. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
       FORCE MAJEURE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

ARTICLE 28. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
       RECORDING OF MEMORANDUM OF LEASE . . . . . . . . . . . . . . . . . . . .  33

ARTICLE 29. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
       ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

ARTICLE 30. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
       COMPLIANCE WITH LAWS . . . . . . . . . . . . . . . . . . . . . . . . . .  35

EXHIBIT 1(k). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

                           INDUSTRIAL IV - KERR GROUP
                                LEASE AGREEMENT


         THIS LEASE AGREEMENT ("Lease") is made and entered into on this the 30th day of June, 1994 at Bowling Green, Warren County, Kentucky, by BOWLING GREEN-WARREN COUNTY INDUSTRIAL AUTHORITY IV, INC., a Kentucky corporation, 812 State Street, Bowling Green, Kentucky 42101, hereinafter referred to as "Landlord"; and KERR GROUP INC., a Delaware corporation, 1840 Century Park East, Los Angeles, California 90067 hereinafter referred to as "Tenant".

         WHEREAS, Landlord desires to lease to Tenant and Tenant desires to lease from Landlord, certain real property, Improvements and facilities described herein; and

         WHEREAS, Landlord has engaged the services of a contractor to design and build Improvements upon the premises to be leased; and

         WHEREAS, the parties desire to set forth and be bound by their agreements herein;

         NOW THEREFORE, for and in consideration of the mutual promises of the parties to this Agreement the legal sufficiency of which is hereby acknowledged, the parties agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

         The following terms shall have the following meanings in this Lease:

                 (a) Construction Costs: Shall mean all costs of constructing the Improvements including without limitation, title insurance premiums, permitting, platting, appraisal, recording, surveying, engineering, drainage plan fees, inspection fees, accounting, attorney and other professional fees and costs in connection therewith. Attorney and professional fees together with construction interest and other costs are herein described as "soft costs" as follows:

              Construction interest. . . . . . . . . . . . .   $175,000.00
              Attorneys fees . . . . . . . . . . . . . . . .     19,000.00
              Title insurance. . . . . . . . . . . . . . . .      8,000.00
              Environmental Audit. . . . . . . . . . . . . .      2,000.00
              Appraisal. . . . . . . . . . . . . . . . . . .     10,000.00
              Survey . . . . . . . . . . . . . . . . . . . .      1,000.00
              Miscellaneous. . . . . . . . . . . . . . . . .     10,000.00

         To the extent such soft costs shall exceed the aggregate of the foregoing, Tenant shall reimburse Landlord for such soft costs.

                 (b)  Additional Consideration:

                          (i)  The County of Warren will provide an amount not
to exceed Fifty Thousand Dollars ($50,000.00) to the Landlord for the construction of a rail spur in a form reasonably acceptable to Tenant.

                         (ii)  Warren County will pay for the construction of
an industrial access road up to Fifteen Hundred (1,500) feet in length.

                        (iii) Tenant will receive a five year moratorium on Tenant's requirement to pay city ad valorem property taxes.

                 (c) Business Days: All days other than Saturdays, Sundays and legal holidays.

                 (d) Design/Builder: Owens Engineering and H & M Construction Company, Inc.

                 (e) Design/Builder Contract: The contract between Landlord and Tenant and the Design/Builder for designing and building the Improvements, which contract shall be in form and substance acceptable to Landlord and Tenant. A copy of this Contract shall be delivered to the Landlord within ten
(10) days following execution of this Lease.

                 (f)  Expiration Date:  As defined in Article 5(a) hereof.

                 (g)  Hazardous Material:  As defined in Article 4(b) hereof.

                 (h) Improvements: The manufacturing plant and related buildings located on the Land.

                 (i)  Extension Terms:  As defined in Article 5(a) hereof.

                 (j)  Initial Term:  As defined in Article 5(a) hereof.

                 (k) Land: Lot 9, Section 4 of the South Central Kentucky Industrial Park in Bowling Green, Kentucky, comprised of 25.115 acres, as more particularly described in Exhibit 1(k) attached hereto and made a part hereof for all purposes.

                 (l) Landlord: Bowling Green-Warren County Industrial Authority IV, Inc.

                 (m)  Lenders:   Collectively the entities providing the Loans
to the Landlord, being

                                   i) Kentucky Development Finance Authority
("KDFA") by virtue of its loan in the principal amount of $700,000.00 (the "Loan");

                                  ii) Trans Financial Bank, N.A. by virtue of
its loan in the principal amount of $4,335,000.00, (the "TFB Loan"); and

                 (n) Lease Year: Shall mean the twelve (12) month period commencing on the first day of the month following the Rent Commencement Date and ending on the last day of the twelfth (12th) full calendar month thereafter, and each such successive 12- month period.

                 (o) Loan Documents: The written documents evidencing and relating to the Loans, including without limitation loan agreements, promissory notes, mortgages and/or other agreements securing the Loans and occupational tax credits.

                 (p) Loans: Collectively the loans obtained by Landlord from the Lenders to finance the construction costs in the maximum principal amount of $5,035,000.00.

                 (q) Plans and Specifications: The proposal, drawings, specifications, cost estimates and documents prepared by the Design/Builder for the design and building of the Improvements approved by Landlord and Tenant pursuant to Article 3(a) hereof.

                         (i)  Permitted Exceptions:  As defined in Article 6(d).

                 (r)  Premises:  Collectively, the Land and the Improvements.

                         (i)  Purchase Option:  As defined in Article 6(d), if
so exercised in accordance with the terms of its Lease.

                 (s) Rent Commencement Date: The earlier of June 1, 1995, or the date when Tenant commences business in the ordinary course following the completion of all Improvements or the issuance of a certificate of occupancy. If the Rent Commencement Date is other than the first day of the month, the first rental payment due under this Lease shall be pro-rated to the first day of the following month. Landlord and Tenant each covenant to execute a written agreement stipulating the Rent Commencement Date when it has been determined. The Rent Commencement Date is conditioned upon the delivery to Tenant and/or completion of all Additional Consideration in a form satisfactory to Tenant.

                 (t)  Term:  The Initial Term and both Extension Terms.

                                   ARTICLE 2

                               DEMISE OF PREMISES

         Landlord leases to Tenant and Tenant leases from Landlord the Premises, together with rights of use, where applicable, to common areas, and any additions or Improvements made during the term or any renewal term of this Lease, and Landlord, in consideration of rents, covenants and agreements hereafter set forth to be observed and/or performed on the part of the Tenant, agrees to lease the Premises to the Tenant.

                                   ARTICLE 3

                          CONSTRUCTION OF IMPROVEMENTS

                 (a)  Construction.  Landlord and Tenant shall within thirty
(30) days of execution of this Lease agree upon the Plans and Specifications. The Plans and Specifications may be altered, amended or modified by Tenant with the consent of Landlord, and such alteration, amendment or modification shall not increase the cost of the construction of the Improvements and that notice of such alteration, amendment or modification shall promptly be provided to Landlord and its Lenders. Tenant will only be responsible for those costs attributable solely to change orders requested by Tenant. Landlord shall within 30 days of execution of this Lease enter into the Design/Builder Contract with the Design/Builder for the design and building of the Improvements in accordance with the Plans and Specifications of this Lease.
The Design/Builder Contract shall be in the form of the Standard Form of Agreement between Owner and Design/Builder (AIA Document A191-1985, part 2 and addendum "A") or such form as is mutually agreed upon by Landlord, Tenant and Tenant's Lenders. It is anticipated that the Construction Costs will not exceed $4,803,500.00.

                 (b) Construction Supervision. Landlord shall designate a representative of Tenant to act on Landlord's behalf with respect to designing and building of the Improvements pursuant to the terms of the Design/Builder Contract. Said representative shall be available to Design/Builder on an ongoing basis during construction of the Improvements, and shall promptly render decisions to Design/Builder pertaining to the design and building process and any modifications thereof, subject to Article 3(a) hereof.

                 (c) Excess Costs. Tenant shall be responsible for and shall pay all Construction Costs which shall exceed the Contract amount of $4,803,500.00 between Landlord and H&M Construction.

                                   ARTICLE 4

                      USE OF PREMISES; HAZARDOUS MATERIALS

                 (a) Use. The Tenant shall use and occupy the Premises for the purpose of manufacturing and distribution of manufactured products, office use, storage, warehousing and related activities. In connection with the use and occupancy of the Premises, Tenant shall comply in all material respects with all applicable rules, regulations and requirements of any federal, state or local governmental authority and the rules, regulations and requirements of fire rating organizations or will obtain insurance insuring over such requirements.

                 (b)  Hazardous Material:

                                  (i)      As used herein, the term "Hazardous
Material" means (a) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (42 USC Section 6901 et seq.), as amended from time to time, and regulations promulgated thereunder; or (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act (42 USC Section 9601 et seq.) and regulations promulgated thereunder, (c) any "hazardous chemical substance or mixture" described in the Toxic Substances Control Act (15 USC 2601, et seq.); or (d) any substance that is or becomes regulated by any federal, state or local governmental authority as a hazardous waste or hazardous substance; any of which is brought upon, kept or stored upon the Premises by Tenant.

                               (ii)        Tenant shall not cause or permit any
Hazardous Material to be brought upon, kept or used in or about the Premises by its agents, employees, contractors or invitees, except for such Hazardous Material as is used or consumed in Tenant's or its sublessees' business and/or is necessary for the manufacture of its or their products.

                              (iii)        Any Hazardous Materials permitted on
the Premises by Tenant as provided herein and all containers therefor, shall be used, kept, stored and disposed of in material compliance with all federal, state and local laws and regulations applicable to such Hazardous Material.

                               (iv)        Tenant shall be fully liable for all
costs and expenses related to the use, generation, transport, handling, storage, disposal and cleanup or detoxification of Hazardous Material on the Premises by Tenant or its employees or agents, including without limitation all damages to Landlord directly or indirectly arising from these activities. The Tenant shall promptly give notice to Landlord of any violation of the provisions of this Article or of any citation or written notice received by Tenant from any federal, state or local governmental authority. After the date of this Lease except to the extent caused by Landlord or its employees, agents or contractors, Tenant shall defend, indemnify and hold harmless Landlord and its agents, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses (including, without limitation, reasonable attorneys' fees, court costs and litigation expenses) of whatever kind or nature, arising out of or in any way related to (a) the presence, use, disposal, transport, release, or threatened release of any such Hazardous Material that is on, from or affecting the soil, water, vegetation, buildings, personal property, persons, animals or otherwise which Hazardous Material was not present on the Premises prior to the date of this Lease; (b) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to the presence, use, disposal, transport, release or threatened release of Hazardous Material not present on the Premises prior to the Rent Commencement Date; (c) any lawsuit brought or threatened, or government order relating to that Hazardous Material not present on the Premises prior to the date of this Lease, or (d) any violation of any laws applicable thereto.

                                (v)        Landlord and Tenant shall each
promptly notify the other in writing should Landlord or Tenant become aware of or receives any written notice of any complaint, order, citation or notice with regard to air emissions, water discharges, noise emissions, or any other environmental, health, or safety matter affecting the Premises from any person or entity including without limitation the Kentucky Cabinet for Natural Resources and Environmental Protection or the United States Environmental Protection Agency. Landlord and Tenant shall provide the other with a copy of any written environmental disclosure voluntarily made or required to be made by such party to any local, state or federal governmental authority during the Term of this Lease.

                               (vi)        In consideration of Tenant's
agreements relating to Hazardous Material as set forth above, Landlord warrants and agrees that upon the date of this Lease, the Premises shall be free of any and all Hazardous Material. Landlord agrees to defend, indemnify and hold harmless Tenant from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses, of whatever kind or nature, arising out of or in any way related to any Hazardous Material in, on, or under the Premises prior to the date of this Lease).

                              (vii)        Tenant's and Landlord's agreements
relating to Hazardous Materials shall survive the termination of this Lease.

                                   ARTICLE 5

                        INITIAL LEASE TERM; POSSESSION;

                          OPTION FOR EXTENSION TERM(S)

                 (a) Term; Effective Date. This Lease shall be effective upon its execution by Landlord and Tenant. The initial rental term shall be for a period of fifteen (15) years (the "Initial Term") beginning with the Rent Commencement Date and ending on the last day of the 180th full calendar month thereafter (as same may be extended, the "Expiration Date"). In addition, provided Tenant is not in default beyond notice and grace periods in any material respect hereunder, Tenant shall have the option to extend the term for two (2) consecutive five (5) year periods (the "Extension Terms"). To exercise this Option, Tenant shall give Landlord written notice no later than ninety
(90) days prior to the end of the Initial Term and the first Extension Term.

                 (b) Possession. Tenant may enter into possession of the Premises on or before the Rent Commencement Date for the purpose of installing Tenant's fixtures and equipment; provided, however, that any such entry shall not unreasonably interfere with the construction of the Improvements. Such entry shall be under all of the terms and conditions of this Lease.

                                   ARTICLE 6

                            RENT; OPTION TO PURCHASE

                 (a) Absolute Triple Net Lease. Landlord and Tenant acknowledge that this Lease is a "TRIPLE NET" Lease. Therefore, all costs, expenses and charges relating to the Premises for periods after the Rent Commencement Date, except as expressly provided herein, shall be paid by Tenant. Notwithstanding the foregoing, nothing contained in this Lease shall obligate Tenant to become directly obligated to pay any interest or principal on any mortgage or other financing of Landlord's interest in the Premises.

                 (b)  Base Rent.  The initial monthly base rent (the "Base
Rent") to be paid by Tenant is $50,239.00.   The Base Rent shall be fixed for
the first five (5) Lease Years and adjusted thereafter every five years in accordance with the financing provided by Trans Financial Bank, N.A. which provides an adjustable interest rate equal to the 5 year United State Treasury Bill interest rate plus 300 basis points; by way of example the following schedule indicates per square foot rents applicable at various interest rates beginning with the interest rate of 6.25%.

                            BANK            SQUARE
                          INTEREST           FOOT
                          RATE(1)           RATE(2)
                          --------          -------
                           6.25             3.04

                           7.25             3.21
                           8.25             3.39

                           9.25             3.58

                          10.25             3.76
                          11.25             3.95

                          12.25             4.16




- - - ------------------
  (1) This Rate is U.S. Treasury Bill rate plus 300 basis points.
  (2) Includes the KDFA Loan.

Landlord may not vary the amortization schedule without the written consent of Tenant. To the extent that Construction Costs are below the Contract amount of $4,803,500.00, the Base Rent shall be reduced by an amount equal to the amount of such reduced costs calculated on a per square foot basis.

                 (c) Payment. The Base Rent shall be paid in equal monthly installments in advance upon the first business day of each and every calendar month during the Term hereof, and shall be payable at the office of the Landlord, or its designee.

                 (d) Option to Purchase. Landlord does hereby grant to Tenant an Option to Purchase the Premises (the "Purchase Option") at any time for a purchase price equal to the greater of (x) the fair market value of the Premises based on its present use and subject to the provisions of this Lease (excluding the value of all improvements to the Premises made at Tenant's expense) determined as of the date of Tenant's exercise of the Purchase Option ; (y) the then outstanding unamortized principal balance of the Loans (as such original principal amounts existed on the date of this Lease and expressly excluding any increases in the principal amounts thereof); and (z) in no event shall the net purchase price payable to Landlord be less than $300,000.00. At the end of the fifteenth (15) Lease Year, the Option Price shall be $1.5 million. To exercise this Purchase Option, Tenant shall give at least ninety
(90) days written notice to Landlord, and promptly after giving such notice Tenant shall obtain an appraisal of the Premises at Tenant's expense. At closing, Landlord shall provide to Tenant a deed of general warranty in recordable form conveying fee simple title to the Premises together with all easements, mineral rights, rights to public roads and other interests appurtenant to the Premises, free and clear of all liens and encumbrances granted or permitted by Landlord, except for matters appearing of record as of the date of the Lease, and such other easements for utilities and sewer lines which Landlord may grant from time to time which will not materially impair the use or value of the Premises, and subject to any liens or encumbrances created or caused by Tenant (the "Permitted Exceptions"). At the closing of title, the title company selected by Tenant must be prepared to issue the then most recent ALTA Owner's Title Insurance Policy in the amount of the purchase price insuring title to the Premises vested in Tenant, subject only to the Permitted Exceptions. In the event Tenant exercises this Option, Base Rent shall be paid up to the day of closing. Each party shall select and bear all costs of its attorneys at closing, but all other closing costs (including without limitation any transfer taxes and title insurance premiums) shall be paid by the parties in accordance with local custom.

                                   ARTICLE 7

                RESTRICTION ON TRANSFER; TERMINATION BY TENANT

                 (a) Transfer of Landlord's Interest. Landlord shall give notice to Tenant of any transfer, sale, assignment or conveyance of its interest in the Premises; but shall not be required to obtain Tenant's consent thereto. If Landlord shall transfer, sell, assign or convey its interest in the first five years of the Initial Term, Landlord shall assume all of Tenant's obligations to pay any city ad valorem property taxes and other taxes and fees during the five year period which would not otherwise be payable if such transfer had not taken place. Notwithstanding the foregoing, no such transfer, sale, assignment or conveyance shall be effective unless and until the transferee, purchaser or assignee executes and delivers to Tenant a written agreement assuming Landlord's obligations hereunder.

                 (b) Termination by Tenant; Landlord's Cure Period. Tenant may terminate this Lease in the event of any material default by Landlord in the performance of any material term or covenant of this Lease which continues for thirty (30) days after written notice to Landlord specifying such default and setting forth Tenant's intention to terminate this Lease is received by Landlord. Notwithstanding the foregoing, it shall not be an event of default and a termination shall not occur if said default is not capable of being cured within the thirty (30) day period and Landlord has commenced to cure the default during the said period, and diligently pursues such cure to completion..

                                    ARTICLE

                         MAINTENANCE OF LEASED PREMISES

                 (a) Maintenance. After the Rent Commencement Date, Tenant covenants and agrees to keep and maintain the roof, parking lot and other exterior portions of the Premises and to make any reasonably necessary structural repairs to the interior of the Premises except such repairs required as the result of damage arising by acts or omissions of the Landlord or of the Design/Builder. Landlord agrees to use its best efforts to effect remedies against the Design/Builder. Damage arising by acts or omissions of Landlord shall be repaired upon written notice by Tenant to Landlord and Landlord, in addition to its other rights and remedies, shall be entitled to the cure period in Article 7(b) hereof. Tenant further covenants and agrees to keep and maintain in good order, condition and repair the Premises and every part thereof including without limitation any exterior and interior portions of all doors, door checks, windows, plate glass, and all plumbing and sewage facilities within the Premises including free flow up to the main sewer line up to the boundary of the Premises, fixtures, heating, air conditioning and electrical equipment, including mechanical or electrical repairs to the exterior of the building and parking lot, and interior walls, floors and ceilings, including compliance with applicable building codes relative to fire extinguishers. Tenant shall perform all snow removal, lawn care and landscaping necessary to maintain the Premises in a neat and safe condition. If Tenant refuses or neglects to commence said maintenance or repairs within fifteen (15) days of the date Tenant receives written notice from Landlord, Landlord may, but shall not be required to do so, make said repairs or maintenance and Tenant shall pay the costs thereof to Landlord upon demand.

                                   ARTICLE 9

                                   INSURANCE

                 (a) Public Liability Insurance. From and after the Rent Commencement Date Tenant shall procure and keep in effect general liability, public liability, and worker's compensation liability insurance of not less than $1,000,000.00 combined single limit per occurrence effective upon the Rent Commencement Date.

                 (b) Property Damage, Physical Damage and Fire Insurance. Tenant at Tenant's sole cost and expense, shall keep the Improvements now or hereafter located on the Premises insured pursuant to the so-called extended coverage policy available from time to time with an earthquake endorsement, if available at commercially reasonably rates in a blanket policy in an amount not less than $30,000,000.00, or the replacement cost of the Improvements. Such insurance shall be so issued as to cover the interests of Landlord, Lenders, and Tenant, as their interests appear, and shall provide that in the case of loss or damage the proceeds thereof shall be payable jointly to Lenders, Landlord and Tenant as their respective interests may appear at the time of the loss. If Tenant exercises the Purchase Option to purchase the Premises pursuant to Article 6(d), then

Landlord shall turn over to Tenant, at closing thereof, the insurance proceeds not used, if any, to repair or replace any damage to the Premises which may have occurred during the Term hereof. In addition, Tenant shall obtain such insurance at its own option and cost as Tenant deems necessary to insure Tenant's leasehold improvements, equipment and other personal property located at the Premises, and all losses for such insurance shall be payable solely to Tenant.

                 (c) Builders Risk Insurance. Tenant will provide at Tenant's sole cost and expense Builders Risk Insurance Coverage between the commencement of construction of the Improvements and the Rent Commencement Date.

                 (d) Limitations.  Each insurance policy required by this
Article 9 must be by an insurance company having an A.M.  Best rating of not
less than "A".   Each policy shall name Lenders as additional insureds, and provide that all provisions shall operate as if there were a separate policy insuring Lenders. Each policy shall provide thirty (30) days written notice to Landlord and the Lenders prior to its cancellation. Notwithstanding the foregoing, Tenant shall have the right to self-insure the workers compensation coverage required in Article 9(a) hereof.

                 (e) Certificates of Insurance.  Tenant shall deliver to
Landlord certificates of insurance upon execution of this Lease.   Tenant shall
deliver certificates of renewal to Landlord for each policy prior to their respective expiration dates. In the event that Tenant fails to provide any of the insurance herein, Landlord may procure or renew such insurance, and any amounts paid by Landlord for such insurance shall be immediately due and payable as additional rent by Tenant.

                 (f) Mortgagee Policy. Upon written request of Landlord, Tenant shall cause its insurer to issue a mortgagee policy of insurance in the names of Lenders which requires that all notices furnished to Tenant shall likewise be furnished to Landlord's Lenders.

                 (g) Insurer's Waiver of Subrogation. Each policy of insurance referred to herein shall provide a waiver and release by the insurer of any and all claims, demands, suits, actions and rights, (including, without limitation, any and all rights of subrogation) which said insurer might otherwise have against Landlord and/or Tenant as a result of any acts or omissions of Landlord and/or Tenant.

                                   ARTICLE 10

                            ALTERATION; IMPROVEMENTS

         Tenant may, without the consent of Landlord, make mechanical or structural alterations, improvements and/or additions to the Premises or any part thereof provided such alterations, improvements and/or additions are in accordance with all applicable laws, are made at the expense of Tenant, and each repair item does not cost more than Two Hundred Thousand Dollars ($200,000). Landlord's prior written consent shall be required for all mechanical or structural alterations, improvements and/or additions exceeding Two Hundred Thousand Dollars ($200,000.00) in cost per item, which consent shall not be unreasonably withheld, conditioned or delayed. At termination of this Lease, or within fifteen (15) days thereafter, Tenant shall, if Tenant so elects, promptly remove the additions, improvements, fixtures and installations which were placed in or on the Premises by Tenant, and repair any damage occasioned by such removal. In the event of making such alterations, improvements and/or additions as herein provided, Tenant further agrees to indemnify and save harmless the Landlord from all expense, liens, claims or damages to either persons or property arising out of, or resulting from the undertaking or making of said alterations, additions and improvements. Any additions, improvements, fixtures and installations which Tenant elects not to remove from the Premises shall become property of the Landlord.

                                   ARTICLE 11

                       ASSIGNMENT; SUBLETTING; ALIENATION

         Tenant may at any time during the Term of this Lease assign, sublet, transfer, convey or otherwise alien any or all of its rights under this Lease to its parent corporation, any company owned or controlled by Tenant or its parent company, any company into which Tenant shall merge or consolidate, any company purchasing substantially all of the assets of Tenant located in Bowling Green, Kentucky, any partnership in which Tenant its parent company or any company owned or controlled by Tenant or its parent company is or may become a partner; provided, however, that any such assignment of rights, sublease, or other alienation shall not relieve Tenant from liability for payment of rent or from compliance with the terms, conditions and covenants of this Lease unless agreed to in writing by Landlord. Tenant shall have the right, upon notice to and with consent of Landlord, to pledge, encumber or otherwise assign its leasehold interest herein as security for the payment of any indebtedness of Tenant. Any assignment by Tenant of any or all of its rights under this Lease or subletting by Tenant to any party other than those parties described in this Article will require the written consent of the Landlord which shall not be unreasonably withheld, conditioned or delayed. The acceptance of rent from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or to be a consent to the assignment of this Lease, subletting of the Premises, or other alienation by Tenant.

                                   ARTICLE 12

                                   INDEMNITY

                 (a) By Tenant. Tenant covenants and agrees that it will protect, save and keep the Landlord harmless and indemnified against and from any penalty, damage or charges imposed for any violation of any law or ordinance occurring on or after the Rent Commencement Date, whether occasioned by the act or omission of Tenant or those holding under Tenant, and that Tenant will at all times protect, indemnify, save and keep harmless the Landlord against and from all claims, loss, cost, damage or expense including reasonable attorney's fees arising out of or from any accident or other occurrence on or about the Premises occurring on or after the Rent Commencement Date causing injury to any person or property whomsoever excepting those claims, losses, costs, damages or expenses caused or created by Landlord or Landlord's employees or agents; and will protect, indemnify, save and keep harmless the Landlord against and from any and all claims and against and from any and all loss, cost, damage or expense, including reasonable attorney fees, arising out of any material failure of Tenant in any respect to comply with and perform all the requirements and provisions of this Lease from and after the Rent Commencement Date.

                 (b) By Landlord. Landlord covenants and agrees that it will protect, save and keep the Tenant harmless and indemnified against and from any penalty, damage or charges imposed for any violation of any law or ordinance, whether occasioned by the act or omission of Landlord or those holding under Landlord and that Landlord will protect, indemnify, save and keep harmless the Tenant against and from any and all claims, loss, cost, damage or expense, including reasonable attorney fees, arising out of Landlord's act or omissions or out of any material failure of Landlord to comply with and perform all the requirements and provisions of this Lease.

                                   ARTICLE 13

              DEFAULT; TERMINATION OF LEASE BY LANDLORD; REMEDIES

                 (a) Termination at End of Term. Unless otherwise sooner terminated as elsewhere herein provided, this Lease shall terminate upon the expiration of the Initial Term or any Extension Term thereof.

                 (b) Default by Tenant. The following shall constitute a default by Tenant which, if not cured within the applicable time permitted below, shall give rise to Landlord's remedies set forth hereinbelow, which shall be in addition to all other remedies available to Landlord in law or in equity:

                          (i)  Failure to make when due any payment of rent,
unless such failure is cured within five (5) days after notice of default.

                         (ii)  Failure to observe or perform any of the other
terms of this Lease within 30 days after written notice to Tenant; provided, however, if such failure cannot be cured within said 30 day period, Tenant commences such cure and thereafter diligently pursues said cure to completion; including without limitation failure to keep and maintain the Premises in good repair;

                        (iii) Abandonment of Premises, or vacation of all or a substantial portion of the premises for more than fifteen (15) consecutive days; casualty or condemnation shall not constitute abandonment for purposes of this Lease

                         (iv)  Making a general assignment for the benefit of
Tenant's creditors;

                          (v)  Filing by or against Tenant of a petition in
bankruptcy or a petition for reorganization or under any law relating to bankruptcy which is not discharged within ninety (90) days of the filing thereof;

                         (vi)  Appointment of a trustee or receiver to take
possession of substantially all Tenant's assets located on the Premises where possession is not restored within ninety (90) days;

                        (vii) Attachment, execution or other judicial seizure of substantially all of Tenant's assets located on the Premises;

                       (viii) Tenant's insolvency or admission of inability to pay its debts as they mature; or

                         (ix)  If any representation, warranty or other
statement of fact contained herein shall be materially false or misleading when made.

                 (c) Re-Entry. In the event of any uncured default by Tenant whether or not Landlord terminates this Lease, Landlord may without notice enter upon the Premises and the Improvements thereon, either with or without process of law, and at its election remove all persons therefrom and hold the Premises as if this Lease had not been made; however, before such entry, Landlord must give Tenant notice of Landlord's intention and an opportunity to exercise Tenant's Purchase Option.

                 (d) Acceleration of Rent. In the event of default by Tenant unless cured as described above, then the rent for the balance of the Initial Term or the Extension Term or any remaining part thereof at the option of Landlord shall be due and payable as if by the terms of this Lease it were payable in advance, and Landlord may immediately proceed to distrain, collect, or bring action for the whole rent or any part thereof as if such were in arrears. In case of termination necessitated by Tenant's uncured default, Landlord shall be entitled to recover from Tenant all loss of rents and other reasonable and customary costs and expenses Landlord may incur by reason of such termination, including but not limited to the costs of repairing and restoring the Premises to rentable condition, costs of renting the Premises to another tenant, loss or diminution of rents and other damages; and all reasonable attorney fees and expenses incurred in enforcing any of the terms of
this Lease.   Landlord shall use its best efforts to relet the Premises and shall credit Tenant with the net rents received by Landlord from such reletting.

                 (e) Effect of Termination. Nothing contained herein shall be construed as giving Tenant, after the Lease has been terminated, any right, title or interest whatsoever in or to the Premises or as giving or reserving to Tenant any right of any kind whatever under this Lease, or in or to the Premises. Upon termination of the Lease any and all interest of Tenant therein shall forthwith cease and terminate and no compensation, damage or allowance therefor shall be made to Tenant nor shall Tenant be entitled thereto. Provided, however, in the event of such termination Tenant shall be allowed a reasonable time not exceeding 30 days to remove from the Premises any and all of Tenant's personal property.

                                   ARTICLE 14

                        HOLDOVER; SURRENDER OF PREMISES

                 (a) Holdover. In the event Tenant remains in possession of the Premises after the Initial Term or any Extension Term of this Lease, Tenant shall be deemed a tenant from month to month only, at 120% of the monthly rental on the date of expiration of the Initial Term or Extension Term; and governed in all respects, except as to duration of the term, by the provisions of this Lease.

                 (b) Surrender. Tenant covenants and agrees to deliver up and surrender to the Landlord possession of the Premises upon expiration of this Lease, or its earlier termination as herein provided, in as good condition and repair as the same shall be on the Rent Commencement Date of this Lease, ordinary wear and tear excepted. Tenant shall at Tenant's expense repair all damage to the Premises caused by Tenant's removal so as to restore the Premises to the condition in which they were prior to the installation of the articles so removed, ordinary wear and tear excepted. Notwithstanding the foregoing, Tenant will not remove any structural item, but Tenant may, at Tenants option, remove trade fixtures.

                 (c) Landlord's Inspection. Landlord shall have ten (10) Business Days from the expiration or termination of this Lease to conduct an inspection to determine if the Premises are in a condition of compliance with the terms of this Lease. To the extent Landlord's requirements for restoration require Tenant to remain longer in the Premises than the Expiration Date, Tenant is not obligated to pay Base Rent. Failure to notify Tenant in writing within said 10 Business Days of any unperformed obligations or covenants of Tenant in connection with this Lease will be deemed to be an acceptance of the surrendered Premises by Landlord.

                                   ARTICLE 15

                                    NOTICES

         Any notice which Landlord or Tenant may be required to give to the other party shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, or by nationally recognized overnight courier service and mailed to the other party at the address specified herein, or to such other address as either party shall have designated in writing to the other, and the time of the rendition of such notice shall be upon personal delivery or three days after being deposited in an official United States Post Office, certified mail, return receipt requested, postage prepaid, or upon the next Business Day following mailing if sent by overnight courier:

                 To Landlord:     Bowling Green-Warren County Industrial
                                    Authority IV, Inc.
                                  812 State Street
                                  Bowling Green, KY  42101
                                  Attn: Dennis Griffin

                 With copies to:  Trans Financial Bank, N.A.
                                  500 East Main
                                  P.O. Box 90001
                                  Bowling Green, KY  42102-9001
                                  Attn:  Tommy Cole

                                  Stephen B. Catron
                                  Catron, Kilgore & Begley
                                  P. O. Box 280
                                  918 State Street
                                  Bowling Green, KY  42102-0280

                 To Tenant:       Kerr Group, Inc.
                                  1840 Century Park East
                                  Los Angeles, CA  90067
                                  Attn:  Larry Knipple

                 With copy to:    Steven J. Gartner, Esq.
                                  Willkie Farr & Gallagher
                                  One Citicorp Center
                                  153 East 53rd Street
                                  New York, NY  10022

         Refusal to accept a notice delivered by Certified Mail shall be deemed receipt thereof effective on the date of refusal or the date said notice is returned unclaimed.

                                   ARTICLE 16

                                   UTILITIES

         Tenant covenants and agrees to pay for all public utility services rendered or furnished to the Premises on and after the date of this Lease, including heat, water, gas, electricity, sewer rental and the like, together with all taxes levied or other charges on such utilities. All utilities servicing the Premises shall be separately metered to Tenant or its successors in interest. In no event shall Landlord be liable for the quality, quantity, failure or interruption of such service to the Premises, unless caused by Landlord or Landlord's employees or agents.

                                   ARTICLE 17

                             TAXES AND ASSESSMENTS

         After the date of this Lease, Tenant, as part of the consideration for this Lease and in addition to the rentals hereinabove provided for, will, as the same become due and payable, pay all taxes and assessments, licenses, fees, charges and levies, general and special, and other charges and burdens of any and every kind that are now or hereafter levied or imposed upon the Premises or upon any part thereof, which are imposed, levied or assessed by a governmental taxing authority, and which are payable by Landlord after acquisition of title by Landlord, and Tenant will promptly upon request, supply Landlord with receipts or other data satisfactory to Landlord showing the payment of the same. Notwithstanding the foregoing, in no event shall Tenant be required to pay any corporate, inheritance, franchise, income or similar tax assessed against Landlord. Tenant shall have the right to contest any taxes or assessments imposed upon the Premises during the Term hereof and Landlord shall cooperate in the prosecution of such contest.

         The parties acknowledge that at the date of this Lease, pursuant to KRS 152.910 and KRS 152.920, the Premises is exempt from real estate taxation of the City of Bowling Green so long as it is owned by Landlord and used as an industrial development site. Tenant's abatement will continue for the first five years of the Initial Term. If Landlord shall transfer, sell, assign or convey its interest in the first five years of the Initial Term, Landlord shall assume all of Tenant's obligations to pay any city property taxes and other taxes and fees during the five year period which would not otherwise be payable if such transfer had not taken place.

                                   ARTICLE 18

                        DESTRUCTION BY FIRE OR CASUALTY

                 (a) Partial Damage. Except as provided in (b) below, if the Premises shall be partially damaged by fire or other cause without the fault or neglect of Tenant, the damages shall be repaired by and at the expense of Tenant, and until such repairs shall be made, the rent shall be abated according to the part of the Premises which is unusable by Tenant. All insurance proceeds in respect of such damage shall be paid to Tenant for restoration of the Premises. If such partial damage is due to the fault or neglect of Tenant, the damages shall be repaired by and at the expense of Tenant, but there shall be no apportionment or abatement of rent. No penalty or default hereunder shall accrue for delay which may arise by reason of adjustment of fire insurance on the part of Landlord or Tenant. The obligations of the Tenant under this paragraph shall be limited to such insurance proceeds as are payable to Tenant by reason of the loss.

                 (b) Substantial Damage. If the Premises are substantially damaged or are rendered substantially untenantable by fire or other casualty, the Landlord shall, within thirty (30) days of such casualty, determine whether to restore or rebuild the Premises and give Tenant written notice thereof. If the Landlord decides that the Premises shall not be rebuilt, the Lease shall thereupon terminate, and Tenant's liability for rent shall cease as of the date of such casualty. If the Landlord decides that the Premises shall be repaired or rebuilt, then Landlord shall immediately commence such repair or rebuilding, and shall use all reasonable efforts to substantially complete all such repairs within one hundred-eighty (180) days from the date of such casualty, and Tenant's liability for rent shall abate from the date of the casualty until the date on which the Premises shall have been rebuilt and are usable by Tenant. All insurance proceeds in respect of such damage shall be paid to Landlord for restoration of the Premises. All obligations of the Landlord shall be limited to such insurance proceeds as may be payable by reason of the loss.

         In the event Landlord determines not to rebuild the Premises, rent shall abate as of the date of the casualty, and all insurance proceeds shall be paid as follows: (i) first, to the Lenders, the unpaid principal and accrued interest on the Loans; (ii) second, to the Landlord, the cost of restoring the Land to a safe and neat condition; and (iii) the balance, if any, to Tenant.

                 (c) Personalty Proceeds. Notwithstanding the foregoing, neither Landlord nor its Lenders shall have any right, claim or interest in the insurance proceeds paid in respect of Tenant's equipment, inventory or other personal property; or additions, improvements or alterations installed on the Premises by Tenant.

                                   ARTICLE 19

                                  CONDEMNATION

                 (a) Taking. If the whole or a substantial portion of the Premises shall be condemned or taken either permanently or temporarily for any public or quasi-public use or purpose under any statute or by right or by private purchase in lieu thereof, then and in that event, to the extent not previously terminated, this Lease shall terminate as of the date of possession of the Premises by such condemning authority, and Tenant shall be released of any further obligations hereunder including the responsibility to pay rent. In the event less than a substantial portion of the Premises shall be so taken but the Premises, in Tenant's sole determination, are not usable by Tenant, Tenant, at its option, may cancel and terminate this Lease by furnishing written notice to Landlord of its intent to terminate and cancel the Lease, which notice must be furnished within sixty (60) days after the date of possession of the Premises by such condemning authority and the Lease shall terminate within thirty (30) days from receipt by Landlord of such written notice. In the event less than a substantial a portion of the Premises shall be so taken, but in Tenant's sole determination, the Premises are usable by the Tenant, the Lease shall continue in full force and effect, provided that the rent shall be reduced proportionately based on the useability of the remainder of the Premises. Provided, in no event shall the Base Rent be reduced below the amount of the debt service to the Lenders. "Substantial portion" shall be deemed to mean twenty percent (20%) of the designated manufacturing floor area of the Premises.

                 (b) Compensation Award. In the event the Premises or any part thereof shall be permanently taken or condemned or transferred by agreement in lieu of condemnation for any public or quasi-public purpose by any competent authority during any Term of this Lease, the compensation award therefor shall be paid as follows: (i) First, to the Tenant, if Tenant has not terminated the Lease as provided herein, the amounts reasonably necessary to restore the balance of the Premises; (ii) Second, to the Lenders, the unpaid principal and accrued interest on the Loans; (iii) Third, to Landlord, the value of Landlord's reversionary interest in the portion of the Premises which exceeds the sums paid to the Lenders under (ii), above, and (iv) The balance, if any, to Tenant. Tenant shall be entitled to pursue and collect a compensation award for the value of its leasehold interest including extension Terms and purchase option, relocation expenses, and the value of the fixtures, additions and alterations and other equipment installed by Tenant in the Premises.

                                   ARTICLE 20

                  SUBORDINATION, ATTORNMENT AND NONDISTURBANCE

                 (a) Tenant's Instruments. Tenant covenants and agrees to execute and deliver upon request of Landlord such instrument(s) subordinating this Lease to the rights of the Lenders; provided, however, that any such agreement or subordination shall provide that, so long as Tenant is not in default of this Lease, any mortgagee to whose interest this Lease shall become subordinate shall not disturb the Tenant's peaceful and lawful possession or other rights under this Lease. In the event of a sale or assignment of Landlord's interest in the Premises, Tenant shall attorn to and recognize such purchaser as Landlord under this Lease, provided that such sale or assignment is made subject to this Lease and the rights of Tenant in the Premises.

                 (b) Landlord's Instruments. The Landlord agrees to execute and deliver, upon the reasonable request of Tenant, an instrument stating that this Lease is in full force and effect; the date through which the last rent has been paid; the amount of rent currently then being paid and whether or not the Tenant is in breach of any other terms and conditions of this Lease.

                                   ARTICLE 21

                           ACCESS TO LEASED PREMISES

                 (a) By Landlord. Tenant agrees to permit, in case of due cause and receipt of notification at least forty-eight (48) hours in advance, or in case of emergency with as much prior notice as is reasonable under the circumstances, any of the Landlord's agents to inspect or examine the Premises and to permit at any reasonable time Landlord to make such repairs, which Tenant has filed so to do in accordance with Article 8 without the same being construed as an eviction of Tenant in whole or in part; and the rent shall in nowise abate while such repairs are being made by reason of loss or interruption of the business of Tenant because of the prosecution of such work.

         Due to the proprietary nature of Tenant's business, Landlord's officers, employees, agents or contractors will enter into a nondisclosure agreement acceptable to Tenant prior to entry and/or the performance of such work hereunder, if requested by the Tenant.

                 (b) By Prospective Tenants. For a period of ninety (90) days prior to expiration of the Term of this Lease, Landlord shall have the right, upon giving Tenant forty-eight (48) hours notice, to enter upon the Premises during normal business hours for the purpose of exhibiting the same to prospective tenants or purchasers. During said period Landlord may place signs in, or upon the Premises to indicate the same are for rent or sale, which signs shall not be removed, obliterated or hidden by Tenant but which signs shall be located as to not interfere with the operations of Tenant on the Premises.

         Due to the proprietary nature of Tenant's business, in the event that Tenant is still in operation at the time when such Premises are exhibited to prospective tenants or purchasers, Landlord shall obtain a nondisclosure agreement acceptable to Tenant from such prospective tenant or purchaser prior to exhibiting the Premises, if requested by the Tenant.

                                   ARTICLE 22

                         PARTIES' REMEDIES CUMULATIVE;

                     NO WAIVER OR FORBEARANCE; SEVERABILITY

         Except insofar as this is inconsistent with or contrary to any other provision of this Lease, no right or remedy herein conferred upon or reserved to either party is intended to be exclusive of any other right or remedy, and each and every right and remedy given hereunder or now or hereafter existing at law or in equity or by statute shall be cumulative. Except to the extent that either party may have otherwise agreed in writing, no waiver by such party of any violation or nonperformance by the other party of any of its obligations, agreements or covenants hereunder shall be deemed to be a waiver of any subsequent violation or nonperformance of the same or any other covenant, agreement or obligations, nor shall any forbearance by either party to exercise a remedy for any such violation or nonperformance by the other party be deemed a waiver by such party of its rights or remedies with respect to such violation or nonperformance.

         If any provision of this Lease or the application thereof to any person or circumstance should, for any reason and to any extent, be invalid, unenforceable or illegal, the remainder of this Lease and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law and a rapid remedy or replacement shall be sought for the provision found to be invalid, unenforceable or illegal.

                                   ARTICLE 23

                     LANDLORD'S COVENANT OF QUIET ENJOYMENT

         Landlord, for itself and for and on behalf of all its mortgagees, covenants and agrees that Tenant shall, at all times during said Term, have the peaceable and quiet enjoyment and possession of the Premises without any manner of hindrance from Landlord or any persons lawfully claiming through Landlord, except as to such portion of the Premises as shall be taken under the power of eminent domain. Landlord agrees to use its best efforts after request by Tenant to obtain written confirmation of such right of quiet enjoyment from all current mortgagees, if any, and from all future mortgagees of Landlord.

                                   ARTICLE 24

                       TENANT'S COVENANTS AND DISCLOSURES

         Tenant covenants with and warrants to Landlord the following:

                 (a) Employees. Tenant shall, within 3 years of the Rent Commencement Date, create jobs for 75 full time equivalent employees; and during the remaining term and extension terms, maintain an annual average of 75 full time equivalent employees. Tenant acknowledges that any downward deviation from said full time equivalent employees will alter the financing of the Construction Costs and Tenant agrees to be responsible for and make up any deficit in the financing of the Construction Costs caused by a decrease in the number of full time equivalent employees as it shall relate to the KDFA Loan. Landlord has an option to require Tenant to prepay all or any portion of the KDFA Loan which shall be deemed an acceleration in Rent.

                 (b) Compliance Review Disclosures. Tenant shall provide to Landlord copies of written semi-annual compliance reviews of its water and/or waste treatment procedures by a reputable engineering firm, within 10 days of receipt thereof by Tenant, to commence within six months of the Rent Commencement Date. Tenant shall bear the cost of such reviews throughout the Term of this Lease.

                 (c) Financial Disclosure. Throughout the Term of this Lease, Tenant shall at Tenant's cost provide to Landlord the following:

                           (i) Copies of quarterly and annual financial
statements in the same general format as those distributed to others having a similar need to know consisting of the balance sheet, statement of income, statement of cash flows, copies of the operating statements and the management discussion and analysis letter for the entire Kerr Group, Inc. within 120 days of the end of any fiscal year or within 60 days of the end of any fiscal quarter.

                          (ii) Copies of all Securities and Exchange Commission
filings within ten (10) days of any filing.

                 (d) Improvements Constructed by Tenant. Tenant shall at its cost construct improvements to the Premises of not less than $500,000.00, which shall be specifically identified in a List provided to Landlord by Tenant along with evidence of costs of each such improvement within ninety (90) days of the Rent Commencement Date. All items on this List shall become the property of Landlord upon termination of this Lease, notwithstanding any other conditions of this Lease; however, all equipment is to become the property of Tenant.

                 (e) Jobs Incentive Program. Tenant will supply the necessary information as required by the City of Bowling Green in order to assist Landlord in obtaining a Jobs Incentive Program loan; provided however, that Tenant shall have no liability, direct or indirect, for such loan.

                                   ARTICLE 25

                        INTEREST ON PAST DUE OBLIGATIONS

         Except as expressly provided herein, any amount due to Landlord or Tenant not paid within ten (10) days after the date due shall bear interest at the Trans Financial Bank's (or its successor) prime rate plus 1% from date due until paid in full. Payment of such interest shall not excuse or cure any default by Tenant hereunder.

                                   ARTICLE 26

                               TITLES OF ARTICLES

         The titles of the articles and sections throughout this Lease are for convenience of reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

                                   ARTICLE 27

                                 FORCE MAJEURE

         If either Landlord or Tenant is prevented or hindered from timely satisfying the terms or conditions of this Lease because of a shortage or inability to obtain materials or equipment, strikes or other labor difficulties, governmental restrictions, fire, casualty, acts of God, or any other cause outside that party's reasonable control, said party shall be permitted an extension of time of performance by the number of days during which such performance was prevented or hindered. This provision shall not affect the Rent Commencement Date or Tenant's obligation to begin paying Base Rent on that date.

                                   ARTICLE 28

                        RECORDING OF MEMORANDUM OF LEASE

         Neither party shall record this Lease. However, the parties agree to execute a memorandum of this Lease in recordable form, provided that such memorandum shall disclose only the description of the Premises, the length of the Initial Term and Extension Term, the purchase option and the names of the parties. The cost of such recording shall be borne by the Tenant.

                                   ARTICLE 29

                                ENTIRE AGREEMENT

         This writing contains the entire agreement between the parties hereto with respect to the leasing of the Premises and shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky; and no agent, representative, salesman or officer of either Tenant or Landlord has authority to make or has made any statement, agreement or representations, either oral or written, in connection herewith, modifying, adding to or changing the terms and conditions herein set forth. No dealings between the parties or custom shall be permitted to contradict, vary, add to or modify the terms hereof. No modification of this Lease shall be binding unless such modification shall be in writing and signed by the parties hereto.

                                   ARTICLE 30

                              COMPLIANCE WITH LAWS

         Landlord represents and warrants to Tenant that the Premises are in full compliance with all applicable laws, statutes, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, and the appropriate agencies, offices, departments, boards, and commissions thereof.

         IN WITNESS WHEREOF, the Landlord and Tenant have caused this Lease to be signed by their duly authorized representatives, in duplicate, this the 30th day of June, 1994.

                                       TENANT:

                                       KERR GROUP, INC.


                                       By: /s/ D. G. STRICKLAND
                                          --------------------------------------
                                          D. G. STRICKLAND
                                          Senior Vice President, Finance



STATE OF KENTUCKY          )
                           ) SS
COUNTY OF WARREN           )

     The foregoing Lease was subscribed and sworn to before me this 30th day, of June, 1994, by D. G. Strickland to me personally known, the Senior Vice President, Finance, Kerr Group, Inc., a corporation, and that said instrument was signed on behalf of said corporation by proper authority and the instrument was the act of the corporation for the purposes stated above.


                                          --------------------------------------
                                          NOTARY PUBLIC
                                          Commission Expires: 1-28-97

                                       LANDLORD:

                                       BOWLING GREEN-WARREN COUNTY
                                       INDUSTRIAL AUTHORITY IV, INC.


                                       By: /s/ DENNIS GRIFFIN
                                          --------------------------------------
                                          DENNIS GRIFFIN, President

COMMONWEALTH OF KENTUCKY  )
                          ) SS
COUNTY OF WARREN          )

     The foregoing Lease was subscribed and sworn to before me this 30th day, of June, 1994, by Dennis Griffin to me personally known, the President of Bowling Green-Warren County Industrial Authority IV, Inc., a corporation, and that said instrument was signed on behalf of said corporation by proper authority and the instrument was the act of the corporation for the purposes stated above.

                                          --------------------------------------
                                          NOTARY PUBLIC
                                          My Commission Expires: 1-28-97

             Exhibit 1(k)


Diagram of property under lease excerpted from Plat Book 25 page 124 which shows the property boundaries and the planned location of the railroad right-of-way for the rail spur.